Exhibit 3.2

BYLAWS
OF

SAMARITAN PHARMACEUTICALS, INC.

RESTATED AS LAST AMENDED

ARTICLE I

OFFICES

Section 1. Principal Office.

The principal office of the Corporation shall be in the State of Nevada.

Section 2. Other Offices.

The Corporation may also have offices in such other places, both within and without the State of Nevada, as may be designated from time to time by the Board of Directors, where any and all business of the Corporation may be transacted, and where meetings of the stockholders and of the Directors may be held with the same effect as though done or held at said principal office.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Annual Meetings.

Annual meetings of the stockholders shall be held at the office of the Corporation or at such other place, within or without the State of Nevada, as shall be designated by the Board of Directors.

Section 2. Date of Annual Meetings; Election of Directors.

Annual meetings of the stockholders shall be held at such time and date as the Board of Directors shall determine. At each such annual meeting, the stockholders of the Corporation shall elect a Board of Directors and transact such other business as has properly been brought before the meeting in accordance with Section 12 of this Article II.

Section 3. Special Meetings.

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, by the Articles of Incorporation or by these Bylaws, may be called by the Chairman of the Board, the Board of Directors, or by the president and not otherwise, except as provided in the following sentence. If the Corporation shall have failed to hold its annual meeting of stockholders for a period of 18 months from the last preceding annual meeting at which directors were elected or if such annual meeting shall have been held but directors shall not have been elected at such annual meeting, a special meeting of the stockholders shall be called by the president or secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request from stockholders shall be directed to the Chairman of the Board, the president, the vice president or the secretary.

To be in proper written form, a stockholder’s notice must set forth (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the election of directors and any material interest of such stockholder in such election and (iv) a representation that such stockholder intends to appear in person or by proxy at such special meeting to vote on the election of directors at such meeting. The business transacted at such special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 4. Notices of Meetings.

Notices of meetings of the stockholders shall be in writing and signed by the president, a vice president, the secretary, an assistant secretary, or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place where, it is to be held. A copy of such notice shall be either delivered personally or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to the stockholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. If no such address appears on the books of the Corporation and a stockholder has given no address for the purpose of notice, then notice shall be deemed to have been given to such stockholder if it is published at least once in a newspaper of general circulation in the county in which the principal executive office of the Corporation is located. An affidavit of the mailing or publication of any such notice shall be prima facie evidence of the giving of such notice.

Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. If any notice addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that it is unable to deliver the notice to the stockholder at such address, all future notices shall be deemed to have been duly given to such stockholder, without further mailing, if the same shall be available for the stockholder upon written demand of the stockholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice to all other stockholders.

Section 5. Quorum.

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the statutes of Nevada or by the Articles of Incorporation. Regardless of whether or not a quorum is present or represented at any annual or special meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present in person or represented by proxy, provided that when any stockholders’ meeting is adjourned for more than forty-five (45) days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 6. Vote Required.

When a quorum is present or represented at any meeting, the holders of a majority of the stock present in person or represented by proxy and voting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes of Nevada, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. Voting of Shares.

Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to vote at a meeting of shareholders. Brokerage firms may vote on behalf of their clients if no voting instructions have been furnished by such clients within 10 days of the meeting.

Section 8. Conduct of Meetings.

Subject to the requirements of the statutes of Nevada, and the express provisions of the Articles of Incorporation and these Bylaws, all annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any annual or special meeting of stockholders shall be designated by the Board of Directors and, in the absence of any such designation, shall be the president of the Corporation.

Section 9. Proxies.

At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until (i) an instrument revoking it or duly executed proxy bearing a later date is filed with the secretary of the Corporation or, (ii) the person executing the proxy attends such meeting and votes the shares subject to the proxy, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before the vote pursuant thereto is counted. At no time shall any proxy be valid which shall be filed less than ten (10) hours before the commencement of the meeting.

Section 10. Action by Written Consent.

Any action, except election of directors, which may be taken by a vote of the stockholders at a meeting, may be taken without a meeting and without notice if authorized by the written consent of stockholders holding at least ninety percent (90%) of the voting power.

Section 11. Inspectors of Election.

In advance of any meeting of stockholders, the Board of Directors may appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, then, unless other persons are appointed by the Board of Directors prior to the meeting, the chairman of any such meeting may, and on the request of any stockholder or a stockholder proxy shall, appoint inspectors of election (or persons to replace those who fail to appear or refuse to act) at the meeting. The number of inspectors shall not exceed three.

The duties of such inspectors shall include: (a) determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; (b) receiving votes, ballots or consents; (c) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (d) counting and tabulating all votes or consents and determining the result; and (e) taking such other action as may be proper to conduct the election or vote with fairness to all stockholders. In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 12. Action at Meetings of Stockholders.

No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 12.

In addition to any other applicable requirements, for business properly to be brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Chairman of the Board, if any, the President, or the Secretary of the Corporation.

To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the 5:00 o’clock, p.m., Las Vegas, Nevada time on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 12, provided, however, that, once business has been brought properly before the annual meeting in accordance with such procedures, nothing in this Section 12 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not brought properly before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not brought properly before the meeting and such business shall not be transacted.

ARTICLE III

DIRECTORS

Section 1. Number of Directors.

The exact number of directors that shall constitute the authorized number of members of the Board shall be ten (10), all of whom shall be at least 18 years of age. The authorized number of directors may from time to time be increased to not more than fifteen (15) or decreased to not less than three (3) by resolution of the directors of the Corporation amending this section of the Bylaws in compliance with Article VIII, Section 2 of these Bylaws. Directors to be divided into three “classes,” each of which would be elected for staggered terms of three years after an initial transition period. Except as provided in Section 2 of this Article III, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 2. Vacancies.

Vacancies, including those caused by (i) the death, removal, or resignation of directors, (ii) the failure of stockholders to elect directors at any annual meeting, and (iii) an increase in the number of directors, may be filled by a majority of the remaining directors though less than a quorum. When one or more directors shall give notice of his or their resignation to the Board, effective at a future date, the acceptance of such resignation shall not be necessary to make it effective. The Board shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors. No director or directors of this Corporation shall be removed from office except upon the affirmative vote of stockholders owning not less than eighty (80) percent of the issued and outstanding capital stock entitled to voting power.

Section 3. Authority.

The business of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 4. Meetings.

The Board of Directors of the Corporation may hold meetings, both regular and special, at such place, either within or without the State of Nevada, which has been designated by resolution of the Board of Directors. In the absence of such designation, meetings shall be held at the office of the Corporation in the City of Las Vegas, State of Nevada.

Section 5. First Meeting.

The first meeting of the newly elected Board of Directors shall be held immediately following the annual meeting of the stockholders and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute a meeting, provided a quorum shall be present.

Section 6. Regular Meetings.

Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 7. Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board, or the president and shall be called by the president or secretary at the written request of two directors. Notice of the time and place of special meetings shall be given within 30 days to each director (a) personally or by telephone, telegraph, facsimile or electronic means, in each case at least twenty four (24) hours prior to the holding of the meeting, or (b) by mail, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation (or, if it is not so shown on such records and is not readily ascertainable, at the place at which the meetings of the directors are regularly held) at least three (3) days prior to the holding of the meeting. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient. Any notice, waiver of notice or consent to holding a meeting shall state the time, date and place of the meeting but need not specify the purpose of the meeting.

Section 8. Quorum.

Presence in person of a majority of the Board of Directors, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the directors present and voting at any meeting, at which a quorum is then present, shall be the act of the Board of Directors, except as may be otherwise specifically provided by the statutes of Nevada or by the Articles of Incorporation. A meeting at which a quorum is initially present shall not continue to transact business in the absence of a quorum.

Section 9. Action by Written Consent.

Unless otherwise restricted by the Articles of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of the Board. Such written consent shall be filed with the minutes of proceedings of the Board of Directors.

Section 10. Telephonic Meetings.

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board or committee by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to the preceding sentence constitutes presence in person at such meeting.

Section 11. Adjournment.

A majority of the directors present at any meeting, whether or not a quorum is present, may adjourn any meeting of the directors to another time, date and place. If any meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time, date and place shall be given, prior to the time of the adjourned meeting, to the directors who were not present at the time of adjournment. If any meeting is adjourned for less than twenty-four (24) hours, notice of any adjournment shall be given to absent directors, prior to the time of the adjourned meeting, unless the time, date and place is fixed at the meeting adjourned.

Section 12. Committees.

The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees of the Board of Directors. Such committee or committees shall have such name or names, shall have such duties and shall exercise such powers as may be determined from time to time by the Board of Directors.

Section 13. Committee Minutes.

The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 14. Compensation of Directors.

The directors shall receive such compensation for their services as directors, reimbursement for expenses of attendance at meetings, and such additional compensation for their services as members of any committees of the Board of Directors, as may be authorized by the Board of Directors. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary in any other capacity and receiving compensation for such service.

Section 15. Mandatory Retirement of Directors.

Notwithstanding anything to the contrary in these Bylaws, a director shall not serve beyond, and shall automatically retire at, the close of the first meeting of the Board of Directors held during the month in which such director shall become age 70; provided, however, that any person who was a director on December 6, 2000 and who was age 65 or older on such date may serve until, but shall automatically retire at, the close of the first meeting of the Board of Directors held during the month in which such director shall become age 76. If no meeting of the Board of Directors is held during such month, the director shall automatically retire as of the last day of such month. The Board of Directors, however, may waive the provisions of this Section as to any director in its discretion by majority vote of the remaining directors in office.

ARTICLE IV

OFFICERS

Section 1. Principal Officers.

The officers of the Corporation shall be elected by the Board of Directors and shall be a president, a secretary and a treasurer. A resident agent for the Corporation in the State of Nevada shall be designated by the Board of Directors. Any person may hold two or more offices. No officer need be a stockholder.

Section 2. Other Officers.

The Board of Directors may also elect one or more vice presidents, assistant secretaries and assistant treasurers, and such other officers and agents, as it shall deem necessary.

Section 3. Qualification and Removal.

The officers of the Corporation mentioned in Section 1 of this Article IV shall hold office until their successors are elected and qualify. Any such officer and any other officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

Section 4. Resignation.

Any officer may resign at any time by giving written notice to the Corporation, without prejudice, however, to the rights, if any, of the Corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Powers and Duties; Execution of Contracts.

Officers of this Corporation shall have such powers and duties as may be determined by the Board of Directors. Unless otherwise specified by the Board of Directors, the president shall be the chief executive officer of the Corporation. Contracts and other instruments in the normal course of business may be executed on behalf of the Corporation by the president or any vice president of the Corporation, or any other person authorized by resolution of the Board of Directors.

ARTICLE V

STOCK AND STOCKHOLDERS

Section 1. Certificates of Stock.

Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the Nevada Revised Statues. Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall bear the Corporation seal and shall be signed by the Chairman of the Board of the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by corporation officers may be facsimiles if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the Corporation or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

Section 2. Facsimile Signatures.

Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, before such certificates shall have been delivered by the Corporation, such certificates may nevertheless be issued as though the person or persons who signed such certificates, had not ceased to be an officer of the Corporation.

Section 3. Lost Certificates.

The Board of Directors may direct a new stock certificate to be issued in place of any certificate alleged to have been lost or destroyed, and may require the making of an affidavit of that fact by the person claiming the stock certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent, require the owner of the lost or destroyed certificate to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4. Transfer of Stock.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed for transfer, it shall be the duty of the Corporation to issue a new certificate, cancel the old certificate and record the transaction upon its books.

Section 5. Record Date.

The directors may fix a date not more than sixty (60) days prior to the holding of any meeting as the date as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting. If no record date is fixed by the Board of Directors (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the sixtieth (60th) day preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given; and (c) the record date for determining stockholders for any other purpose shall be the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such action, whichever is later. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

Section 6. Registered Stock.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the statutes of Nevada.

Section 7. Dividends.

In the event a dividend is declared, the stock transfer books will not be closed but a record date will be fixed by the Board of Directors and only shareholders of record on that date shall be entitled to the dividend.

ARTICLE VI

INDEMNIFICATION

Section 1. Indemnity of Directors, Officers and Agents.

The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation or is serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer. The indemnification of directors and officers by the Corporation shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to the amendment). The indemnification of directors and officers shall be against all loss, liability and expense (including attorneys fees, costs, damages, judgments, fines, amounts paid in settlement and ERISA excise taxes or penalties) actually and reasonably incurred by or on behalf of a director or officer in connection with such action, suit or proceeding, including any appeals; provided, however, that with respect to any action, suit or proceeding initiated by a director or officer, the Corporation shall indemnify such director or officer only if the action, suit or proceeding was authorized by the board of directors of the Corporation, except with respect to a suit for the enforcement of rights to indemnification or advancement of expenses in accordance with Section 3 hereof.

Section 2. Expenses.

The expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding; provided, however, that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the Corporation of an undertaking by or on behalf of the director or officer to repay all amounts as advanced in the event that it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under this Article VI.

Section 3. Enforcement.

Any director or officer may enforce his or her rights to indemnification or advance payments for expenses in a suit brought against the Corporation if his or her request for indemnification or advance payments for expenses is wholly or partially refused by the Corporation or if there is no determination with respect to such request within 60 days from receipt by the Corporation of a written notice from the director or officer for such a determination. If a director or officer is successful in establishing in a suit his or her entitlement to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, he or she shall also be indemnified by the Corporation for costs and expenses incurred in such suit. It shall be a defense to any such suit (other than a suit brought to enforce a claim for the advancement of expenses under Section 2 of this Article VI where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the Nevada General Corporation Law. Neither the failure of the Corporation to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct nor a determination by the Corporation that the director or officer has not met such applicable standard of conduct shall be a defense to the suit or create a presumption that the director or officer has not met the applicable standard of conduct. In a suit brought by a director or officer to enforce a right under this Section 3 or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that a director or officer is not entitled to be indemnified or is not entitled to an advancement of expenses under this Section 3 or otherwise, shall be on the Corporation.

Section 4. Non-exclusivity.

The right to indemnification and to the payment of expenses as they are incurred and in advance of the final disposition of the action, suit or proceeding shall not be exclusive of any other right to which a person may be entitled under these articles of incorporation or any bylaw, agreement, statute, vote of stockholders or disinterested directors or otherwise. The right to indemnification under Section 1 hereof shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

Section 5. Settlement.

The Corporation shall not be obligated to reimburse the amount of any settlement unless it has agreed to such settlement. If any person shall unreasonably fail to enter into a settlement of any action, suit or proceeding within the scope of Section 1 hereof, offered or assented to by the opposing party or parties and which is acceptable to the Corporation, then, notwithstanding any other provision of this Article VI, the indemnification obligation of the Corporation in connection with such action, suit or proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been effected.

Section 6. Purchase of Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

Section 7. Conditions.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or to any director, officer, employee or agent of any of its subsidiaries to the fullest extent of the provisions of this Article VI subject to the imposition of any conditions or limitations as the Board of Directors may deem necessary or appropriate.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Exercise of Rights.

All rights incident to any and all shares of another Corporation or corporations standing in the name of this Corporation may be exercised by such officer, agent or proxyholder as the Board of Directors may designate. In the absence of such designation, such rights may be exercised by the Chairman of the Board or the president of this Corporation, or by any other person authorized to do so by the Chairman of the Board or the president of this Corporation. Except as provided below, shares of this Corporation owned by any subsidiary of this Corporation shall not be entitled to vote on any matter. Shares of this Corporation held by this Corporation in a fiduciary capacity and shares of this Corporation held in a fiduciary capacity by any subsidiary of this Corporation, shall not be entitled to vote on any matter, except to the extent that the settler or beneficial owner possesses and exercises a right to vote or to give this Corporation or such subsidiary binding instructions as to how to vote such shares. Solely for purposes of Section 1 of this Article VII, a “subsidiary" of this Corporation shall mean a Corporation, shares of which possessing more than fifty percent (50%) of the power to vote for the election of directors at the time determination of such voting power is made, are owned directly, or indirectly through one or more subsidiaries, by this Corporation.

Section 2. Interpretation.

Unless the context of a Section of these Bylaws otherwise requires, the terms used in these Bylaws shall have the meanings provided in, and these Bylaws shall be construed in accordance with the Nevada statutes relating to private corporations, as found in Chapter 78 of the Nevada Revised Statutes or any subsequent statute.

ARTICLE VIII

AMENDMENTS

Section 1. Stockholder Amendments.

Bylaws may be adopted, amended or repealed by the affirmative vote of more than eighty percent (80%) of the outstanding voting shares of this Corporation.

Section 2. Amendments by Board of Directors.

Subject to the right of stockholders as provided in Section 1 of this Article VIII, Bylaws may be adopted, amended or repealed by the Board of Directors.

ARTICLE IX

“ACQUISITION OF CONTROLLING INTEREST” PROVISIONS OF THE

NEVADA GENERAL CORPORATION LAW SHALL NOT APPLY”

On and after February 16, 1998, the provisions of Section 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes shall not apply to the Corporation.